Exhibit 4.4

TUNIU CORPORATION

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

August 28, 2013

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	2.9	United States Tax Matters; Other Tax Matters.	23

	2.10	Control of Subsidiaries.	25

	2.11	Compliance with Laws.	25

	2.12	Future Significant Holders of Ordinary Shares.	25

	2.13	Financial Reporting.	26

	2.14	Anti-Corruption.	26

	2.15	Intellectual Property Prosecution.	26

	2.16	No Avoidance; Voting Trust.	26

	2.17	Termination of Covenants.	27

3.	Other Covenants.		27

	3.1	Undertakings on Domestic Documents.	27

	3.2	Remedies.	28

	3.3	Equity Transfer of Nanjing Tuniu.	29

	3.4	Further Assurance of Key Holders.	29

	3.5	Confidentiality of Records.	30

4.	Miscellaneous.		31

	4.1	Effectiveness and Termination.	31

	4.2	Entire Agreement.	31

	4.3	Successors and Assigns.	31

	4.4	Amendments and Waivers.	31

	4.5	Notices.	31

	4.6	Severability.	31

	4.7	Governing Law.	31

	4.8	Counterparts.	31

	4.9	Titles and Subtitles.	31

	4.10	Aggregation of Shares.	31

	4.11	Dispute Resolution.	32

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4.12	Rights Cumulative; Specific Enforcement.	32

4.13	Assignment of Rights.	32

4.14	Further Assurances.	32

4.15	No Waiver.	33

4.16	Delays or Omissions.	33

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TUNIU CORPORATION

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Third Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of August 28, 2013 by and among:

(1)	Tuniu Corporation, a Cayman Islands exempted company (the “Company”);

(2)	Tuniu (HK) Limited, a company established under the laws of Hong Kong (the “Tuniu HK Holdco”);

(3)	Tuniu Travel Holding Limited, a company established under the laws of the British Virgin Islands (“Tuniu BVI”);

(4)	Tuniu International Travel Service (HK) Company Limited, a company established under the laws of Hong Kong (“HK TTA”);

(5)	Tuniu (Nanjing) Information Technology Co., Ltd. , a wholly foreign- owned enterprise established under the laws of the PRC (the “Nanjing WFOE”);

(6)	Beijing Tuniu Technology Co., Ltd. , a wholly foreign- owned enterprise established under the laws of the PRC (the “Beijing WFOE”, together with the Nanjing WFOE, collectively, the “WFOEs”);

(7)	Nanjing Tuniu Technology Co., Ltd. , a limited liability company established under the laws of the PRC (“Nanjing Tuniu”);

(8)	Nanjing Tuzhilv Tickets Sales Co., Ltd. , a limited liability company established under the laws of the PRC (“Nanjing Tuzhilv”);

(9)	Shanghai Tuniu International Travel Agency Co., Ltd. , a limited liability company established under the laws of the PRC (“Shanghai TTA”);

(10)	Nanjing Tuniu International Travel Agency Co., Ltd. , a limited liability company established under the laws of the PRC (“Nanjing TTA”);

(11)	Beijing Tuniu International Travel Service Co., Ltd. , a limited liability company established under the laws of the PRC (“Beijing TTA”);

(12)	Hainan Tuniu Travel Agency Co., Ltd. , a limited liability company established under the laws of the PRC (“Hainan TTA”);

(13)	the persons whose names are set forth in part 1 of Schedule 1 hereto (each, a “Management Shareholder” and collectively, the “Management Shareholders”);

(14)	the persons whose names are set forth in part 2 of Schedule 1 hereto (each, a “Management Shareholder Holdco” and collectively, the “Management Shareholder Holdcos” and, together with the Management Shareholders, the “Key Holders”);

(15)	the persons whose names are set forth in part 3 of Schedule 1 hereto (each an “Angel Investor” and collectively, the “Angel Investors”)

(16)	the persons whose names are set forth in part 4 of Schedule 1 hereto (each an “Angel Investor Holdco” and collectively, the “Angel Investor Holdcos”; and together with the Angel Investors, the “Angel Holders”; the Angel Holders, together with the Key Holders, the “Ordinary Shareholders”);

(17)	each holder of Preference A Shares (as defined below) of the Company listed in part 1 of Exhibit A hereto (the “Series A Investor” and collectively, the “Series A Investors”);

(18)	each holder of Preference B Shares (as defined below) of the Company listed in part 2 of Exhibit A hereto (the “Series B Investor” and collectively, the “Series B Investors”);

(19)	each holder of Preference C Shares (as defined below) of the Company listed in part 3 of Exhibit A hereto (the “Series C Investor” and collectively, the “Series C Investors”); and

(20)	each holder of Preference D Shares (as defined below) of the Company listed in part 4 of Exhibit A hereto (the “Series D Investor” and collectively, the “Series D Investors”, together with the Series A Investors, the Series B Investors and the Series C Investors, the “Investors”).

RECITALS

A. The Company, HK TTA, the Beijing WFOE, certain Domestic Entities, the Key Holders, the Angel Investors, the Series A Investors, the Series B Investors and certain Series C Investors entered into a Second Amended and Restated Investors’ Rights Agreement on March 21, 2011. On March 25, 2011, the afore-mentioned parties and Highland VIII—LUX (2) S.a.r.l. entered into an Amendment and Joinder Agreement, amending certain provisions of the Second Amended and Restated Investors’ Rights Agreement (such Second Amended and Restated Investors’ Rights Agreement, as amended by the Amendment and Joinder Agreement, the “Old Investors’ Rights Agreement”).

B. The Company, the Key Holders, Temasek (as defined below) and certain other parties have entered into a Preference D Share Purchase Agreement (the “Purchase Agreement”) dated as of August 16, 2013, pursuant to which the Company desires to sell to Temasek and Temasek desires to purchase from the Company the Company’s preference D shares, par value US$0.0001 per share (the “Preference D Shares”). A condition to Temasek’s obligations under the Purchase Agreement is that the Company, the Tuniu HK Holdco, Tuniu BVI, HK TTA, the WFOEs, the Domestic Entities, the Ordinary Shareholders, the Series A Investors, the Series B Investors, the Series C Investors and the Series D Investors enter into this Agreement in order to provide the Investors with, among other things, (i) certain rights to register the Company’s Ordinary Shares (as defined below) issuable upon conversion of the Company’s Preference Shares (as defined below) held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, (iii) a right of first offer with respect to certain issuances by the Company of its securities and (iv) certain covenants by the Company and the Ordinary Shareholders. The Company, the Ordinary Shareholders, the Series A Investors, the Series B Investors and the Series C Investors each desire to induce Temasek to purchase Preference D Shares pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

C. The Company, HK TTA, the Beijing WFOE, the Domestic Entities, the Ordinary Shareholders, the Series A Investors, the Series B Investors and the Series C Investors each desire to amend and restate the Old Investors’ Rights Agreement to add the Angel Investor Holdcos, the Series D Investors, Tuniu HK Holdco, Tuniu BVI, the Nanjing WFOE and Nanjing Tuzhilv as parties to this Agreement and to make certain other changes.

AGREEMENT

The parties hereby agree as follows:

A. Amendments of Old Investors’ Rights Agreement. Effective and contingent upon execution of this Agreement by the parties listed in the Preamble hereto, which includes the Company and the Preference A Majority (as defined below), the Preference B Majority (as defined below), the Preference C Majority and holders of at least a majority of the Ordinary Shares held by the Ordinary Shareholders who at such time are providing services to any Group Company as an employee or consultant (or their respective permitted successors and assigns), and upon closing of the transactions contemplated by the Purchase Agreement, the Old Investors’ Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the parties to this Agreement hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Tuniu HK Holdco, Tuniu BVI, HK TTA, the WFOEs, the Domestic Entities, the Ordinary Shareholders and the Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein.

B. Waiver of Right of First Offer. Each of the Series A Investor, the Series B Investors and the Series C Investors hereby waives its right of first offer, including the notice requirements, as set forth in Section 2.3 of the Old Investors’ Rights Agreement with respect to the issuance of Preference D Shares and the Ordinary Shares issuable upon conversion of Preference D Shares.

1. Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Agreement:

(a) The term “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person. For the avoidance of doubt, with respect to a Person other than an individual, “Affiliate” shall also include any partner, shareholder, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person. For the further avoidance of doubt, with respect to a Person who is an individual, “Affiliate” shall also include any family member thereof and any Affiliate of any of such family members.

(b) The term “Business Day” means any day, other than a Saturday, Sunday or a public holiday, on which commercial banks are open for normal business in New York, Hong Kong, Tokyo, Singapore and Beijing.

(c) The term “Domestic Entities” means any or all of the PRC domestic companies organized and existing under the laws of the PRC with respect to which the Company exercises any control through contractual agreements or otherwise, which shall include, without limitation, Nanjing Tuniu, Nanjing Tuzhilv, Shanghai TTA, Nanjing TTA, Beijing TTA and Hainan TTA;

(d) The term “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended (and any successor thereto), and the rules and regulations promulgated thereunder;

(e) The term “Form S-3” and “Form F-3” means such respective forms under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(f) The term “Group Companies” means the Company, Tuniu HK Holdco, Tuniu BVI, HK TTA, the WFOEs, the Domestic Entities and any other existing or future, direct or indirect Subsidiary of the Company (each, a “Group Company”).

(g) The term “Holder” means any person owning or having the right to acquire Registrable Securities (as defined below) or any assignee thereof in accordance with Section 1.12 of this Agreement;

(h) The term “Ordinary Shares” means the ordinary shares in the capital of the Company, par value of US$0.0001 per share;

(i) The term “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity;

(j) The term “PRC” or “China” means the People’s Republic of China but solely for purposes of this Agreement and the other Transaction Agreements (as defined in the Purchase Agreement), excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

(k) The term “Preference A Majority” means holders holding at least a majority of Preference A Shares on an as-converted basis and the Ordinary Shares converted from Preference A Shares;

(l) The term “Preference A Shares” means preference A shares in the capital of the Company, par value of US$0.0001 per share;

(m) The term “Preference B Majority” means holders holding at least a majority of Preference B Shares on as-converted basis and the Ordinary Shares converted from Preference B Shares;

(n) The term “Preference B Shares” means preference B shares in the capital of the Company, par value of US$0.0001 per share;

(o) The term “Preference C Majority” means holders holding at least a majority of Preference C Shares on as-converted basis and the Ordinary Shares converted from Preference C Shares;

(p) The term “Preference D Majority” means holders holding at least a majority of Preference D Shares on as-converted basis and the Ordinary Shares converted from Preference D Shares;

(q) The term “Preference Shares” means Preference A Shares, Preference B Shares, Preference C Shares and/or Preference D Shares;

(r) The term “Qualified IPO” means the Company’s sale of its Ordinary Shares in a firm commitment underwritten public offering pursuant to a registration statement, which reflects a pre-offering valuation of the Company of at least US$500,000,000 and results in aggregate cash proceeds to the Company of at least US$80,000,000 (before deduction of underwriting discounts, commissions and expenses);

(s) For the purpose of this Section 1, the terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(t) The term “Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Preference Shares, and any Ordinary Shares owned or hereafter acquired by the Investors, other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the Ordinary Shares issued to the Ordinary Shareholders, provided, that for the purposes of Section 1.2, 1.4 or 1.13 the Ordinary Shares issued to the Ordinary Shareholders shall not be deemed Registrable Securities and the Ordinary Shareholders shall not be deemed Holders, and (iii) any other Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (i), (ii) and (iii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.15 below;

(u) The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all securities, warrants or other rights which are, directly or indirectly, convertible, exercisable or exchangeable into or for Registrable Securities;

(v) The term “SEC” means the United States Securities and Exchange Commission;

(w) The term “Securities Act” means the United States Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder; and

(x) The term “Subsidiary” means any Person other than an individual which the Company, Tuniu HK Holdco, Tuniu BVI, HK TTA, the WFOEs or any of the Domestic Entities, as the case may be, controls, directly or indirectly. For the purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) after the fourth anniversary of the closing of the transactions contemplated under the Preference C Share Purchase Agreement dated March 21, 2011 by and amongst the Company, DCM V, L.P., DCM Affiliates Fund V, L.P., Gobi Fund II, L.P. and certain other parties named therein, or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act with an anticipated aggregate offering price (before deduction of underwriting discounts, commissions and expenses) of at least $7,500,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such requests to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within ninety (90) days of the receipt of such requests, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwriting reasonably acceptable to the Holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such registration. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; provided further that any Initiating Holder shall have the right to withdraw its request for registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the registration statement, and such withdrawal request for registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 1.2. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period; provided further that during such one hundred twenty (120) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected three (3) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 1.3 hereof, unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date one hundred eighty (180) days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Holders are entitled to join such registration in accordance with Section 1.3 hereof; or

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 or Form F-3 pursuant to a request made pursuant to Section 1.4 below.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share option, share purchase or similar plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only shares being registered are Ordinary Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. Registration pursuant to this Section 1.3 shall not be deemed to be a demand registration as described in Section 1.2 above. If a Holder decides not to include all or any of its Registrable Securities in such registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company, all upon the terms and conditions set forth herein. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.3.

1.4 Form S-3 or F-3 Registration. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. In case the Company shall receive from any Holder or Holders of not less than thirty percent (30%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 or any comparable or successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 or Form F-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (after the deduction of any underwriters’ discounts or commissions) of less than US$2,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period; provided further that during such one hundred twenty (120) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company; (iv) if, within the 12-month period preceding the date of such request, the Company has already effected two (2) registrations on Form S-3 or Form F-3 for the Holders pursuant to this Section 1.4; or (v) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3; provided that the Holders are entitled to join such registration in accordance with Section 1.3 hereof.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively. Subject to the Section 1.4(b), there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.4.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or until the distribution described in such registration statement is completed, if earlier. In the case of any registration of Registrable Securities on Form S-3 or Form F-3 which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred eighty (180) days or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(j) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 1.4, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement.

(k) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 1.4 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

(l) If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

(m) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b), whichever is applicable.

1.7 Expenses of Registration.

(a) Demand Registration. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby registered in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 (and for the avoidance of doubt, such agreement shall bind all Holders of the Registrable Securities); provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

(b) Company Registration. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c) Registration on Form S-3 or Form F-3. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with a registrations, filings or qualifications pursuant to Section 1.4 for each Holder, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of the Company’s capital shares, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters of internationally recognized standing selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included or (ii) any securities held by any Ordinary Shareholder or any other shareholder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a venture capital fund, partnership or corporation, the partners, retired partners, the affiliated venture capital funds and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the registration.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as such term is defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling Person for any such loss, claim, damage, liability, or action to the extent that it arises solely out of or is based solely upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling Person.

(b) To the extent permitted by law, each selling Holder that has included Registrable Securities in a registration will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) plus any amount under subsection 1.10(d) exceed the net proceeds from the offering out of which such Violation arises received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this subsection 1.10(d) plus any amount under subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Ordinary Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 or Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 100,000 shares of such securities (as adjusted for share splits, share combinations, share dividends and the like) (or if the transferring Holder owns less than 100,000 shares of such securities, then all Registrable Securities held by the transferring Holder), (ii) that is a subsidiary, Affiliate, parent, partner, limited partner, retired partner, member, retired member and/or shareholder of a Holder, (iii) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, cousin, nephew, niece, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership, or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preference A Majority, the Preference B Majority, the Preference C Majority, and the Preference D Majority, each voting as a separate class, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his, her, or its securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to lend, offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option, right or warrant for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the Company or such underwriters at the time of the Company’s initial public offering. The foregoing provisions of Section 1.14 shall apply only to the Company’s initial offering of equity securities and shall not apply to any sale of any shares pursuant to an underwriting agreement. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s initial public offering that are consistent with this Section 1.14 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors and all one-percent (1%) shareholders of the Company enter into similar agreements with restrictions at least as restrictive as those applicable to any such Holder pursuant to Section 1.14(a). Nor shall the obligations described in Section 1.14(a) apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Transferees Bound. Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial registration statement subject to this Section 1.14.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a 3-month period without registration or (iii) upon termination of the Agreement, as provided in Section 4.1.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. Upon the request of an Investor, the Company shall deliver to such Investor (other than an Investor reasonably deemed by the Board of Directors of the Company to be a competitor of the Company provided that for purposes of this Agreement and the other Transaction Agreements RS Empowerment, Inc. and/or its Affiliates (collectively, “Rakuten”) shall not be deemed to be a competitor of the Company):

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, all on a consolidated basis, with breakdowns into different operating subsidiaries and associated and affiliated companies, prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) or such other international accounting principles as may be approved by at least a majority of the Board of Directors of the Company (which majority must include (i) the director appointed by the Preference A Majority (the “Series A Director”), (ii) the director appointed by the Preference B Majority (the “Series B Director”) and (iii) the director appointed by the holders of at least fifty-one percent (51%) of outstanding Preference C Shares (the “Series C Director”) and (iv) the director appointed by the Preference D Majority (the “Series D Director”)), and audited and certified by a “Big-Four Accounting Firm” (which means any of KPMG, PricewaterhouseCoopers (PwC), Deloitte Touche Tohmatsu (Deloitte), and Ernst & Young (EY)) or another independent public accounting firm of national standing selected by at least a majority of the Board of Directors of the Company (which majority must include the Series D Director, the Series C Director, the Series B Director or the Series A Director);

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter on a consolidated basis, with breakdowns into different operating subsidiaries and associated and affiliated companies comparing results to the annual plan and to the comparable period in the prior year;

(c) as soon as practicable, but in any event within twenty-one (21) days after the end of each month, a capitalization report (including the type and amount of securities by each shareholders of the Company) as of the end of such month, an unaudited profit or loss statement, a statement of cash flows for such fiscal month and an unaudited balance sheet as of the end of such fiscal month on a consolidated basis, with breakdowns into different operating subsidiaries and associated and affiliated companies comparing results to the annual plan and to the comparable period in the prior year;

(d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, an annual budget and business and financial plan for the next fiscal year, in reasonable detail and broken down into different operating subsidiaries and associated and affiliated companies prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company and certifying that such financial statements were prepared in accordance with U.S. GAAP (or such other international accounting principles as may be approved by at least a majority of the Board of Directors of the Company (which majority must include the Series A Director, the Series B Director, the Series C Director and the Series D Director)) consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by U.S. GAAP (or such other international accounting principles as may be approved by at least a majority of the Board of Directors of the Company (which majority must include the Series A Director, the Series B Director, the Series C Director and the Series D Director))) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with U.S. GAAP (or such other international accounting principles as may be approved by at least a majority of the Board of Directors of the Company (which majority must include the Series A Director, the Series B Director, the Series C Director and the Series D Director)), if the Board of Directors of the Company determines that it is in the best interest of the Company to do so.

(f) An Investor may from time to time, subject to reasonable notice to the Company, request organization chart of the Company and other information from the Company and such information shall not be unreasonably withheld, or delayed by the Company.

2.2 Inspection. The Company shall permit each Investor (except for an Investor reasonably deemed by the Board of Directors of the Company to be a competitor of the Company), at the expense of such Investor, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that such inspection described in this Section 2.2 shall not be granted by the Company more than twice in any 12-month period. In addition, an Investor may from time to time (subject to reasonable notice and frequency) request information from the Company and such information shall not be unreasonably withheld or delayed by the Company.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or Affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital shares (“Shares”), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the type and number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within fifteen (15) calendar days after delivery of the RFO Notice, the Investors may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion, exercise and exchange of all convertible, exercisable or exchangeable securities then held, by such Investor bears to the total number of Ordinary Shares then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Investor that purchases all the Shares available to it (each, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to purchase or obtain up to the portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion, exercise and exchange of all convertible, exercisable or exchangeable securities then held, by such Fully- Exercising Investor bears to the total number of Ordinary Shares then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities) issued and held, or issuable upon conversion of the Preference Shares, by all Fully-Exercising Investors.

(c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities in connection with share dividends, share splits or similar transactions; (ii) the issuance or sale of up to 18,375,140 Ordinary Shares or options therefor (as adjusted for share splits, share combinations, share dividends and the like) (or such greater number as may be approved by the Board of Directors of the Company from time to time (which approval shall include the approval or consent of the Series A Director, the Series B Director and the Series C Director and the Series D Director) and the Company’s shareholders in accordance with the Voting Agreement and the Restated Articles) pursuant to the 2008 Incentive Compensation Plan duly adopted and amended by the Board of Directors and approved by the Company’s shareholders (the “Plan”) or other share option plan, restricted stock purchase plans or other share plan approved by the Board of Directors of the Company (which approval shall include the approval or consent of the Series A Director, the Series B Director, the Series C Director and the Series D Director) and the Company’s shareholders in accordance with the Voting Agreement and the Restated Articles; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement, including without limitation, warrants, notes or options; (iv) the issuance of securities in connection with a bona fide acquisition, merger or similar transaction, the terms of which are approved by the Board of Directors of the Company (which approval shall include the approval or consent of the Series A Director, the Series B Director, the Series C Director and the Series D Director) and the Company’s shareholders in accordance with the Voting Agreement and the Restated Articles; (v) the issuance or sale of the Preference D Shares pursuant to the Purchase Agreement; (vi) the issuance of Ordinary Shares issuable upon conversion of Preference Shares; (vii) the issuance of Ordinary Shares in a Qualified IPO, the term of which are approved by the Board of Directors of the Company (which approval shall include the approval or consent of the Series A Director, the Series B Director, the Series C Director and the Series D Director); (viii) the issuance of securities to an entity as a component of any business relationship with such entity for the purpose of (x) joint venture, technology licensing or development activities, (y) distribution, supply or manufacture of the Company’s products or services or (z) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors of the Company (which approval shall include the approval or consent of the Series A Director, the Series B Director, the Series C Director and the Series D Director); and (ix) the issuance of securities to purchase capital shares, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, as approved by the Board of Directors of the Company, which approval shall include the approval or consent of the Series A Director, the Series B Director, the Series C Director and the Series D Director. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to an Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, such Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4 Restated Articles. The Company shall abide by, and take all actions necessary to achieve the economic effect of, all of its obligations under the Company’s Fourth Amended and Restated Articles of Association, as may be amended from time to time (the “Restated Articles”), including, but not limited to, the provisions related to the conversion of the Preference Shares, the adjustment to the conversion prices of the Preference Shares, the declaration and payment of dividends, the winding up of the Company and the payment of liquidation preferences on the Preference Shares.

2.5 Incorporation of Certain Provisions from the Restated Articles.

(a) The following provisions of the Restated Articles, as amended from time to time, shall be incorporated by reference into this Agreement, mutatis mutandis, and shall be enforceable as if such provisions were part of this Agreement:

(i)	Article 4.1 (Liquidation Rights);

(ii)	Article 4.2 (Conversion Rights);

(iii)	Article 5 (Protective Provisions);

(iv)	Articles 22-38 (Meetings of Members);

(v)	Articles 39-62 (Directors and Officers); and

(vi)	Article 54 (Indemnification and Exculpation of Directors and Officers).

(b) Notwithstanding anything to the contrary in this Agreement, (i) any amendment or waiver of any of the foregoing provisions of the Restated Articles may be effected in accordance with the terms of the Restated Articles and applicable law without regard to any terms of this Agreement (including without limitation the amendment or waiver provisions of this Agreement), (ii) no amendment or waiver of any provision of the Restated Articles shall result in an amendment or waiver of any provision of this Agreement (except that in the case of an amendment or waiver of any of the foregoing provisions of the Restated Articles, such provisions (as amended or waived) shall automatically be incorporated by reference herein as so amended or waived without the necessity of any further action or approval of the parties to this Agreement), and (iii) no amendment or waiver of any provision of this Agreement (including without limitation this Section 2.5) shall be deemed to effect an amendment or waiver of any provision of the Restated Articles.

(c) In the event that the provisions of this Agreement conflict with any provision of the Restated Articles, the provisions of this Agreement shall prevail as between the parties hereto, and the parties hereto shall exercise all voting and other rights and powers and take such other steps as may be necessary or desirable to amend the Restated Articles to remove such conflict and to make the provisions of this Agreement effective to the fullest extent permitted by law, and not to take any actions that impair any provisions in this Agreement except where such actions are mandatorily required by applicable Laws.

2.6 Board of Directors Meetings. The Board of Directors of the Company shall meet at least once every quarter (which may include meeting via teleconference or by telephone) unless otherwise agreed to by the Board of Directors of the Company. The Company shall reimburse the Series A Director, the Series B Director, the Series C Director and the Series D Director for all reasonable expenses incurred in connection with their services as directors of the Company. The Series A Director, the Series B Director, the Series C Director and the Series D Director shall be permitted to disclose information concerning any Group Company (as defined in the Purchase Agreement) to the shareholders or limited partners of the Investors appointed them and their investment managers (and in terms of Temasek, also including Temasek Holdings (Private) Limited and Temasek International Pte. Ltd.), and the Company shall consent to such disclosure on an ongoing basis.

2.7 Vesting of Ordinary Shares and Founder Lock-up.

(a) General. With respect to any shares issued or options or rights granted to an officer, non-Management Shareholder director or employee of the Company, unless otherwise approved by the Board of Directors of the Company (which approval shall include the approval of the Series A Director, the Series B Director, the Series C Director and the Series D Director), as a condition to the issuance of such shares or grant of such options or rights, the Company shall cause each officer, non-Management Shareholder director and employee of the Company to enter into a share restriction agreement or other similar agreement (i) providing for vesting of such shares or options or rights over forty-eight (48) months, with no shares or options or rights being vested for twelve (12) months from the date of issuance or grant, as the case may be, at which time 12/48th of the shares or options or rights shall be vested; (ii) providing for the repurchase at cost of any unvested shares in the event the holder’s employment with or service to the Company terminates; (iii) under which the holder agrees to a market standoff requested by the Company or the underwriters of any public offering of the Company’s securities, substantially as set forth in Section 1.14; and (iv) providing for a right of first refusal in favor of the Company with respect to both vested and unvested shares, provided, that the foregoing right of first refusal with respect to vested shares shall terminate upon the closing of a Qualified IPO.

(b) Transfers. No Ordinary Shares, or options or rights therefor, shall be transferred prior to vesting other than for bona fide and lawful estate planning or other similar purposes.

(c) Founder Lock-up. Without prejudice and in addition to their respective obligations under Section 1.14 above, the Key Holders jointly and severally agree and undertake that without the prior written consent of the Preference D Majority and the Preference C Majority, none of the Key Holders shall, directly or indirectly, sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or enter into any contract therefor, or into any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other legal or beneficial interest in any Share in a single or series of transactions prior to the closing of a Qualified IPO, except that (A) the written consent of the Preference D Majority shall not be required in the event of any transfer by any Key Holder of no more than twenty percent (20%) of the Shares held thereby, and (B) the written consent of the Preference C Majority shall not be required in the event of any transfer of Shares by any Key Holder, in each case, to a trust established on behalf of such Key Holder or his spouse, parent or child for the bona fide and lawful tax planning purposes of such Key Holder, provided that (i) such Key Holder at all times remains the trustee of such trust and has the right to revoke the trust at his sole discretion; and (ii) each such trust shall have executed documents, in form and substance reasonably satisfactory to both the Preference D Majority and the Preference C Majority, agreeing to be bound as under this Agreement and the other Transaction Agreements in the same manner as such Key Holder is bound prior to such transfer under this Agreement and the other Transaction Agreements (regardless of whether he or it is so bound in his or its capacity as a Management Shareholder, a director or a holder of Ordinary Shares). The Key Holders further agree that they shall not avoid the lockup provision in the preceding sentence by holding Shares directly or indirectly through a Person (including a Management Shareholder Holdco) that can itself be sold, or by causing or effecting, directly or indirectly, sale, assignment, transfer, pledge or hypothecation, encumbrance, disposal or issuance of securities by any such Person free from such lockup.

2.8 Compensation Committee and Incentive Compensation Plan. The Company has established a compensation committee of the Board of Directors (the “Compensation Committee”) to implement salary and equity guidelines for the Company, as well as to approve compensation packages, severance agreements, employees’ stock options plan and employment agreements with respect to any senior manager, any other employee with the title of “vice president” or higher and any other employees with responsibilities similar to any of the foregoing. The size, composition and decision-making mechanism of the Compensation Committee shall be determined by the Board of Directors subject to the following requirements: (a) the Preference D Majority shall be entitled to nominate one (1) member to the Compensation Committee, (b) holders of at least fifty-one percent (51%) of the outstanding Preference C Shares shall be entitled to nominate one (1) member to the Compensation Committee; (c) the Preference B Majority shall be entitled to nominate one (1) member to the Compensation Committee; (d) the Preference A Majority shall be entitled to nominate one (1) member to the Compensation Committee; and (e) the Compensation Committee shall not adopt any resolution or make any determination without the approval or consent of the members nominated by the Investors in accordance subsections (a), (b), (c) and (d) above of this Section 2.8. For the avoidance of doubt, the Rakuten Observer (as defined in the Voting Agreement) shall be entitled to attend all meetings of the Compensation Committee and receive copies of all notices, minutes, consents and other materials that the committee provides to its members pursuant to Section 1.5 of the Voting Agreement.

The grant of options under the Company’s incentive compensation plan, including the Plan, after the date hereof shall be approved by the Board of Directors of the Company or by the Compensation Committee, with one director or committee member appointed by holders of Preference D Majority, one director or committee member appointed by holders of at least fifty-one percent (51%) of Preference C Shares, one director or committee member appointed by the Preference B Majority and one director or committee member appointed by the Preference A Majority voting in favor of the resolution approving the grant.

2.9 United States Tax Matters; Other Tax Matters.

(a) The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times each of the Company and its directly and indirectly owned Subsidiaries is treated as corporation for United States federal income tax purposes.

(b) The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for Tax (as defined in the Purchase Agreement) purposes, or is otherwise subject to income tax (except for withholding tax) in, a jurisdiction other than the jurisdiction in which they have been organized.

(c) In the event that the Company’s tax advisors or any Investor’s tax advisors determine that such Investor’s interest in the Company is subject to either or both of Sections 6038 and 6038B of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Company agrees, upon a request from such Investor, to provide such information to such Investor as may be necessary to fulfill such Investor’s obligations thereunder.

(d) The Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable best efforts to avoid classification as a “Passive Foreign Investment Company” (a “PFIC”), within the meaning of Section 1297 of the Code, for the current and any future taxable year. The Company agrees, if requested by any Investor from time to time, to cooperate with such Investor, including providing any documentation reasonably requested by such Investor, to determine annually whether the Company and each of the entities in which the Company owns or proposes to acquire an equity or ownership interest (directly or indirectly) is or may become a PFIC (including whether any exception to PFIC status may apply). In connection with a “Qualified Electing Fund” election made by any Investor pursuant to Section 1295 of the Code or a “Protective Statement” filed by any Investor pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to such Investor in the form provided in the attached PFIC Exhibit (attached hereto as Exhibit B) as soon as reasonably practicable following the end of each taxable year of such Investor (but in no event later than 90 days following the end of each such taxable year), and shall provide such Investor with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election or Protective Statement.

(e) Each of the Ordinary Shareholders represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Ordinary Shareholders shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall, and shall cause each of its Subsidiaries to, (i) upon the request of an Investor, furnish on a timely basis all information requested by such Investor with respect to the Company and/or a Subsidiary to satisfy its (and its equity holders’) U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to classification of the Company and/or Subsidiary as a “Controlled Foreign Corporation” (a “CFC”) within the meaning of Section 957 of the Code. In addition, the Company shall provide an Investor with access to such other Company information as may be required by such Investor from time to time to determine the Company’s status as a CFC to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or to allow such Investor to otherwise comply with applicable United States federal income tax laws. In the event that the Company does not have in its possession all the information necessary for the holder of Preference Shares to make such determination, the Company shall promptly coordinate its relevant shareholders to provide such information. In the event that Company is determined by the Company’s tax advisors or by counsel or accountants for an Investor to be a CFC with respect to the securities held by such Investor, Company agrees to use commercially reasonable efforts to avoid generating “Subpart F income.”

(f) The Company shall and shall cause each of its Subsidiaries to: (i) comply with all record-keeping, reporting, and other requirements that a holder of Preference Shares inform the Company are necessary to enable such holder to comply with any applicable Tax rules; (ii) meet all payment, withholding, and all other Tax compliance obligations (including with respect to transfer pricing and evidentiary requirements for transfer pricing) as required under the Laws of the jurisdictions where the Group Company operates; (iii) at all times deal at arm’s length with any other Group Company and comply with any agreements between Group Companies; and (iv) provide each holder of Preference Shares with any information reasonably requested by such holder of Preference Shares to enable such holder to comply with any applicable Tax rules.

(g) The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section 2.9 shall be borne by the Company.

2.10 Control of Subsidiaries. The Company shall at any time institute and shall keep in place arrangements reasonably satisfactory to at least a majority of the Board of Directors of the Company (which majority must include the Series D Director, the Series C Director, the Series B Director and the Series A Director) such that the Company (a) shall control the operations of any Subsidiaries of the Company, including, without limitation, the Group Companies and (ii) shall be permitted to consolidate properly the financial results for such entity in consolidated financial statements for the Company prepared under U.S. GAAP or such other international accounting principles as may be approved by at least a majority of the Board of Directors of the Company (which majority must include the Series D Director, the Series C Director, the Series B Director and the Series A Director). The composition of each Subsidiary Board (as defined below) shall be reasonably acceptable to at least a majority of the Board of Directors of the Company (which majority shall must the Series D Director, the Series C Director, the Series B Director and the Series A Director). The Company shall take all necessary actions to maintain any Subsidiaries, including, without limitation, the Group Companies, whether now in existence or formed in the future, as is necessary to conduct the business of the Company as conducted or as proposed to be conducted. The Company shall use its reasonable best efforts to cause each Subsidiary, including, without limitation, each Group Company, whether now in existence or formed in the future, and each of the other Group Companies hereto agrees, to comply in all material respects with all applicable laws, rules and regulations. All material aspects of such formation, maintenance and compliance of any Subsidiary of the Company, including, without limitation, the Group Companies, whether now in existence or formed in the future, shall be subject to the review and approval by at least a majority of the Board of Directors of the Company (which majority must include the Series D Director, the Series C Director, the Series B Director and the Series A Director) and the Company shall promptly provide the Investors with copies of all material related documents and correspondence. The Company shall cause any Subsidiary of the Company, including, without limitation, the Group Companies, whether now in existence or formed in the future, to have a board of directors as its governing and managing body (each, a “Subsidiary Board”) and each member thereof shall serve at the pleasure of the Company and shall be reasonably acceptable to at least a majority of the Board of Directors (which majority must include the Series D Director, the Series C Director, the Series B Director and the Series A Director). The parties hereto (other than the Investors) shall ensure that each Subsidiary Board shall follow and implement the decisions of the Company to the extent that such decisions are relating to the matters of such Subsidiary.

2.11 Compliance with Laws. Each Group Company shall, and each of the Key Holders undertakes to the Investors to cause each Group Company to obtain and maintain all necessary permits, licenses and certificates to operate its respective business in compliance with all applicable Laws, of which the failure to obtain and maintain is reasonably likely to result in material adverse effect on the Group Companies as a whole, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, SAFE (as defined in the Purchase Agreement), the State Tourism Administration, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned Governmental or Regulatory Authorities, in each case, as applicable.

2.12 Future Significant Holders of Ordinary Shares. The Company shall cause all future holders of more than 1% of the total issued and outstanding share capital of the Company (assuming full conversion and exercise of all convertible or exercisable securities) (the “Future Significant Holders of Ordinary Shares”) to enter into this Agreement, the Third Amended and Restated Right of First Refusal and Co-Sale Agreement entered into by and among the Company, the Ordinary Shareholders and the Investors, dated as of the date hereof (the “Co-Sale Agreement”) and the Third Amended and Restated Voting Agreement entered into by and among the Company, the Ordinary Shareholders and the Investors, dated as of the date hereof (the “Voting Agreement”), each as may be amended from time to time, and become subject to the terms and conditions hereof and thereof as “Ordinary Shareholders.” The Investors and Company hereby agree that such Future Significant Holders of Ordinary Shares may become parties to this Agreement, the Co-Sale Agreement and the Voting Agreement (each as may be amended from time to time) by executing a counterpart of the applicable agreement, without any amendment hereof or thereof, pursuant to this Section 2.12.

2.13 Financial Reporting. The Company shall maintain 31 December as its financial year end and shall maintain its books and records and prepare its financial statements in accordance with U.S. GAAP or such other international accounting principles as may be approved by at least a majority of the Board of Directors of the Company (which majority must include the Series D Director, the Series C Director, the Series B Director and the Series A Director). The audited financial statements of the Company shall be audited by the auditors in accordance with U.S. GAAP or such other international auditing standards as may be approved by at least a majority of the Board of Directors of the Company (which majority must include the Series D Director, the Series C Director, the Series B Director and the Series A Director).

2.14 Anti-Corruption. The Company and each other Group Company hereto shall, and shall cause any of its Subsidiaries to, comply with the United States Foreign Corrupt Practices Act, as amended (the “FCPA”) as well as all other applicable anti-bribery or anti-corruption laws. The Company further agrees that it shall and it shall cause each of its Subsidiaries to cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA or any other applicable anti-bribery or anti- corruption law. The Company further agrees that it shall and it shall cause each of its Subsidiaries to maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

2.15 Intellectual Property Prosecution. Except with approval by at least a majority of the Board of Directors of the Company (which majority must include the Series D Director, the Series C Director, the Series B Director or the Series A Director), the Group Companies shall take all reasonable steps to prosecute and protect their respective material intellectual property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, (b) securing and maintaining at all times licenses of intellectual property rights that are necessary and material to the business of any Group Company, and (c) requiring each employee of each Group Company to enter into an employment agreement, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company.

2.16 No Avoidance; Voting Trust. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement (except for the Voting Agreement and Co-Sale Agreement).

2.17 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through 2.18 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 4.1.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.19(a) above.

3. Other Covenants.

3.1 Undertakings on Domestic Documents.

(a) Each of the Ordinary Shareholders (each, a “Warrantor”) hereby jointly and severally undertakes to each of the Investors: (a) to, and, with respect to the Key Holders only, to procure the other Key Holders and to use his best efforts to procure each of the Angel Investors and WANG Haifeng (collectively “Domestic Shareholders” and each, a “Domestic Shareholder”) to, comply with all the terms of the following agreements (to which such Domestic Shareholder is a party) or documents (collectively “Domestic Documents” and each, a “Domestic Document”):

(i) each of the Restructuring Agreements (as such term is defined in the Purchase Agreement);

(ii) the articles of association of each Domestic Entity;

(iii) the articles of association of each WFOE; and

(iv) any amendment and/or restatement (approved in accordance with Section 3.1(c) below) of any of the above documents or any other documents among the one or more of the Domestic Shareholders, the Company, either WFOE, any Domestic Entity and/or any other Group Companies pursuant to which the Company acquires direct or indirect control over the equity, asset, business or operation of a Group Company;

(b) with respect to the Management Shareholders only, to procure the other Management Shareholder and to use his best efforts to procure each of the other Domestic Shareholders to make payment into such bank account as designated by the Company, within 14 days of the receipt, any and all consideration received by the Domestic Shareholder for the sale or transfer of his or its equity interest in each Domestic Entity, pursuant to the option agreement as described in the definition of “Restructuring Agreements” in the Purchase Agreement or such other acquisition agreement(s) to be entered into as provided in the Domestic Documents, less all tax withheld, paid or payable in respect of such consideration (the “Repayment Amount”).

3.2 Remedies. The provisions of this Section 3.2 shall apply when any one of the following events (a “Shareholder Triggering Event”) occurs:

(a) if the Company determines that a Domestic Shareholder has materially violated any of the Domestic Documents to which it is a party and such violation is not cured to the satisfaction of the Company within ten (10) days of a written notice of the violation delivered to the defaulting Domestic Shareholder by the Company, causing diminution in value of the shares of the Company (the “Diminished Share Value”); and/or

(b) if any Domestic Shareholder fails to return to the Company any Repayment Amount.

The total amount of Diminished Share Value and Repayment Amount in relation to a Shareholder Triggering Event is referred to as the “Total Claim” in this Section 3.2. When a Shareholder Triggering Event occurs, the Company shall immediately give written notice (the “Triggering Event Notice”) to the shareholders of the Company except the defaulting Domestic Shareholder or its Affiliates (collectively, the “Non-Defaulting Holders”) notifying them of the default, and the following shall take place:

(i) such share options in the Company held by such defaulting Domestic Shareholder or its Affiliates (together, the “Defaulting Shareholder”) equal in value (as determined in good faith by the Company) to the Total Claim of the relevant Shareholder Triggering Event shall lapse and be surrendered to the Company for cancellation; and

(ii) each Non-Defaulting Holder shall have the right to purchase from the Defaulting Shareholder, at the then current par value (the “Purchase Option”), such number of the shares of the Company equal in market value (as determined in good faith by the Board of Directors of the Company) to the Total Claim of the Shareholder Triggering Event. The Non-Defaulting Holders shall severally exercise the Purchase Option by delivering a written notice (the “Purchase Notice”) to the relevant party and applicable Defaulting Shareholder, copying the Company and the other Non-Defaulting Holders, within twenty (20) days upon receipt of a Shareholder Triggering Event Notice from the Company. A failure by a Non-Defaulting Holder to give a Purchase Notice within such time period shall be deemed to constitute a decision by such Non-Defaulting Holder not to exercise its Purchase Option. The closing of the purchase and sale shall take place within twenty (20) days after the delivery of all the Purchase Notices or as soon as practicable as determined by the parties. Each Non-Defaulting Holder shall have a right to purchase up to its pro rata number of the shares that becomes available under the Purchase Option based on the Non-Defaulting Holder’s then current relative holding of the Ordinary Shares and the Preference Shares (on an as converted basis), with an oversubscription right to purchase up to all of the shares available under the Purchase Option in the event any Non-Defaulting Holder elects not to exercise its Purchase Option for the full amount of shares it may purchase. Any Non-Defaulting Holder intending to exercise its oversubscription right hereunder shall express its election to do so and the maximum amount of shares it will buy in the Purchase Notice. The Company shall have the right to repurchase up to all of the shares that become subject to the Purchase Option but are not purchased by the Non-Defaulting Holders at the then current par value by delivering a notice to that effect to all the Non-Defaulting Holders and the Defaulting Shareholder. The exercise or non-exercise of the Purchase Option of a Non-Defaulting Shareholder in one Shareholder Triggering Event shall not adversely affect its rights to exercise subsequent options in future Shareholder Triggering Events, if any.

The Warrantors undertake to procure the Defaulting Shareholder to (A) agree to the above lapse and cancellation of share options and purchase of shares and (B) take all actions necessary to transfer the purchased shares in accordance with this Section 3.2, free of all encumbrances.

All decisions and determination to be made by the Company under this Section 3.2 shall be made by the written resolution of the holders of at least a majority of the Ordinary Shares, the Preference A Majority, the Preference B Majority, the Preference C Majority and the Preference D Majority, each voting as a separate class, or in the event that any of the Ordinary Shareholders is the Defaulting Shareholder, the written resolution of the Preference A Majority, the Preference B Majority, the Preference C Majority and the Preference D Majority, each voting as a separate class.

3.3 Equity Transfer of Nanjing Tuniu. Each of DCM V, L.P., DCM Affiliates Fund V, L.P. (together with DCM V, L.P, “DCM”), Sequoia Capital 2010 CV Holdco, Ltd. (“Sequoia”), Rakuten, Highland VIII—LUX (2) S.a.r.l., (“Highland”) and Esta Investments Pte Ltd (“Temasek”) shall have the right to require the Management Shareholders or Gobi, as applicable, to transfer the same percentage of equity interests of Nanjing Tuniu as DCM, Sequoia, Rakuten Highland and Temasek (as applicable) holds in the Company to one or more appropriate Persons as designated by DCM, Sequoia, Rakuten, Highland or Temasek (as applicable) without any consideration. The Angel Investors shall give, and the Management Shareholders shall use his best efforts to cause the other Domestic Shareholders to give, consent to such equity transfer to the extent such consent is necessary for the equity transfer. Further, in the event of such equity transfer, the Ordinary Shareholders shall, and each of the Management Shareholders shall use his best efforts to cause the other Domestic Shareholders to, amend and restate the Restructuring Agreements, and DCM, Sequoia, Rakuten, Highland or Temasek (as applicable) shall procure the Person(s) designated by it to join as parties to and to enter into the Restructuring Agreements so amended and restated, to the extent such amendment and restatement is necessary to enable the Company to control and consolidate the financial statements of each of the Domestic Entities.

3.4 Further Assurance of Key Holders. The Key Holders hereby jointly and severally undertake to each Investor that they will (a) take all such further actions as may be required to perform and fulfill their obligations, undertakings and covenants under this Agreement and the other Transaction Agreements pursuant to the terms hereof and thereof and (b) cause each of the Group Companies to perform and fulfill, and be jointly and severally responsible for, the obligations, undertakings and covenants of such Group Company under this Agreement and the other Transaction Agreements.

3.5 Confidentiality of Records.

(a) Each Investor agrees to use, and to use commercially reasonable efforts to ensure that its authorized representatives use, the same degree of care as such recipient uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies in writing as being proprietary or confidential except such information that (i) was in the public domain prior to the time it was furnished to such recipient, (ii) is or becomes (through no willful or improper action or inaction by such recipient) generally available to the public, (iii) was in its possession or known by such recipient (as evidenced by written records) without restriction prior to receipt from the Company, (iv) was rightfully disclosed to such recipient by a third party without restriction or (v) was independently developed (as evidenced by written records) without any use of the Company’s confidential information. Notwithstanding the foregoing, any such Investor may disclose such proprietary or confidential information to any former, current or prospective partner, limited partner, general partner or management company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor or Permitted Disclosee, so long as such Permitted Disclosees are subject to equivalent confidentiality obligations. Furthermore, the Company acknowledges that the Investors are engaged in the business of venture capital and receives information from many sources and reviews and invests in many opportunities that may involve similar or competing technologies, products, or services as offered by the Company, which may include information that may be similar or identical to information disclosed by the Company hereunder. The Investors shall be free to use any such proprietary or confidential information for any purpose it may deem appropriate, subject to its above obligation regarding disclosure of such proprietary or confidential information during the specified period of confidentiality. Furthermore, the Investors will not maintain an exclusive relationship with the Company and the Company agrees that neither this Agreement nor any disclosure of such proprietary or confidential information hereunder to any Investor or Permitted Disclosee, (i) obligates such Investor or Permitted Disclosee to receive any information from, perform any work for or enter into any agreement with the Company or (ii) limits such Investor or Permitted Disclosee from engaging in or operating any business, entering into any agreement or business relationship with any third party, or evaluating, engaging in investment discussions with or investing in any third party, whether or not competitive with the Company.

(b) The terms and conditions of the Transaction Agreements, including the existence thereof, shall be confidential information and shall not be disclosed by any party hereto or any of their Affiliates to any Person not being a party hereto except as permitted under this Section 3.5. Notwithstanding the foregoing, each of the parties hereto may disclose the terms of the investment to its investors, employees, investment bankers, lenders, accountants, attorneys, business partners, directors, shareholders and senior management and bona fide prospective investors, in each case only where such persons or entities are under appropriate non-disclosure obligations. For the avoidance of doubt, other than disclosures to the foregoing permitted persons, none of the parties may disclose the investment amounts in relation to the Preference D Shares, the amount of valuation of the Company, the rights and privileges of the Series D Investors under the Transaction Agreements and the share capital structure of the Company to any Person except with the prior written consent of each of the other parties (such consent not to be unreasonably withheld).

(c) In the event that any party becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to make disclosure not permitted under this Section 3.6, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedies. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information to the extent reasonably requested by any Non-Disclosing Party.

4. Miscellaneous.

4.1 Effectiveness and Termination. This Agreement shall be effective as to all the parties hereto as of the date hereof. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a Liquidation Transaction (as such term is defined in the Restated Articles), except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 3.6). If any party hereto breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

4.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled. For avoidance of doubt, the Old Investors’ Right Agreement is hereby amended and restated in its entirety and shall be of no further force or effect.

4.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preference Shares or any Ordinary Shares issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company, the Preference A Majority, the Preference B Majority, the Preference C Majority, the Preference D Majority and holders of at least a majority of the Ordinary Shares held by the Ordinary Shareholders who at such time are providing services to any Group Company as an employee or consultant (or their respective permitted successors and assigns); provided, that any amendment or waiver that adversely affects any of the Investors shall require the consent of such Investor; provided further, that any amendment or waiver that adversely affects any of the Key Holders shall require the consent of such Key Holder. Any amendment or waiver effected in accordance with this Section 4.4 shall be binding upon the Company, each party to this Agreement, any holder of Preference Shares, any holder of the Ordinary Shares, and each of their respective successors and assigns.

4.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or by facsimile, or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth below on Exhibit A and Schedule 1 hereto or as subsequently modified by written notice.

4.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

4.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10 Aggregation of Shares. All Preference Shares held or acquired by Affiliates (including Affiliated Funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.11 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this Section. The appointing authority shall be the Hong Kong International Arbitration Centre (“HKIAC”). The place of arbitration shall be in Hong Kong at the HKIAC. Any such arbitration shall be administered by the HKIAC. The parties hereby expressly agree that if and when the HKIAC Secretariat invites them pursuant to Article 1.3 of the HKIAC’s Administered Arbitration Rules to agree to the application of those rules, the parties will decline such invitation and will allow the arbitration to proceed under the UNCITRAL Arbitration Rules. The arbitral award shall be final and binding upon the parties.

(b) There shall be one (1) arbitrator appointed by the parties in dispute or, failing such agreement within ten (10) Business Days (as defined below) after any party in dispute has given to the other party(ies) in dispute a written request to concur in the appointment of an arbitrator, a single arbitrator to be appointed, on the request of any party, by the Chairman for the time being of the HKIAC (as the appointing authority).

(c) The language to be used in the arbitral proceedings shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.12 Rights Cumulative; Specific Enforcement. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. Without limiting the foregoing, the parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

4.13 Assignment of Rights. Subject to Section 1.12 of this Agreement, the rights of the Investors in this Agreement may be assigned by an Investor, without any amendment of this Agreement or any consent or approval of any party hereto, to a transferee or assignee that is an Affiliated Fund of the Investor, or to a third party, in each case, in connection with the transfer of equity securities of the Company held by such Investor but only to the extent of such transfer, provided that the obligations attaching to the equity securities being transferred shall be transferred to the relevant transferee simultaneously with the transfer of rights and the transferee shall agree in writing to accede to and be bound by this Agreement. This Agreement and the rights and obligations of each other party hereunder shall not otherwise be assigned unless the applicable written consents described under Section 4.4 hereof have been obtained.

4.14 Further Assurances. Upon the terms and subject to the conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

4.15 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

4.16 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Unless otherwise expressly provided hereunder, any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

[Signature Pages Follow]

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

TUNIU CORPORATION

By:	/s/ Yu Dunde
Name: YU Dunde
Title: CEO

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

TUNIU HK HOLDCO:

TUNIU (HK) LIMITED

By:	/s/ Yu Dunde
Name: YU Dunde
Title: Director

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

TUNIU BVI:
TUNIU TRAVEL HOLDING LIMITED

By:	/s/ Yu Dunde
Name: YU Dunde
Title: Director

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

TUNIU TTA

TUNIU INTERNATIONAL TRAVEL
SERVICE (HK) COMPANY LIMITED

By:	/s/ Yu Dunde
Name: YU Dunde
Title: Director

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

WFOES:

BEIJING TUNIU TECHNOLOGY CO., LTD.

By:	/s/ Yu Dunde
Name: YU Dunde
Title: CEO

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

TUNIU (NANJING) INFORMATION TECHNOLOGY CO., LTD.

By:	/s/ Yu Dunde
Name: YU Dunde
Title: CEO

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.comd

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

DOMESTIC ENTITIES:

NANJING TUNIU TECHNOLOGY CO., LTD.

By:	/s/ Yu Dunde
Name: YU Dunde
Title: CEO

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

NANJING TUZHILV TICKETS SALES CO., LTD.

By:	/s/ Yu Dunde
Name: YU Dunde
Title: CEO

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

DOMESTIC ENTITIES:

SHANGHAI TUNIU INTERNATIONAL TRAVEL AGENCY CO., LTD.

By:	/s/ Yu Dunde
Name: YU Dunde
Title: CEO

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

NANJING TUNIU INTERNATIONAL TRAVEL AGENCY CO., LTD.

By:	/s/ Yu Dunde
Name: YU Dunde
Title: CEO

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

DOMESTIC ENTITIES:

BEIJING TUNIU INTERNATIONAL TRAVEL SERVICE CO., LTD.

By:	/s/ Yu Dunde
Name: YU Dunde
Title: CEO

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

HAINAN TUNIU TRAVEL AGENCY CO., LTD.

By:	/s/ Yu Dunde
Name: YU Dunde
Title: CEO

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

MANAGEMENT SHAREHOLDERS:

/s/ Yu Dunde
YU Dunde

/s/ Yan Haifeng
YAN Haifeng

ANGEL INVESTORS:

/s/ Wang Tong
WANG Tong

/s/ Wang Jiping
WANG Jiping

/s/ Wen Xin
WEN Xin

/s/ Tan Yongquan
TAN Yongquan

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

MANAGEMENT SHAREHOLDERS HOLDCOS:

DRAGON RABBIT CAPITAL LIMITED

By:	/s/ Yu Dunde
Name: YU Dunde
Title: Director

Address:
Facsimile: (86 25) 85267153
E-mail Address: yudunde@tuniu.com

VERNE CAPITAL LIMITED

By:	/s/ Yan Haifeng
Name: YAN Haifeng
Title: Director

Address:
Facsimile: (86 25) 85267153
E-mail Address: yanhaifeng@tuniu.com

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

ANGEL INVESTOR HOLDCOS:

WANG BROS VENTURE CAPITAL LTD.

By:	/s/ Wang Tong
Name: WANG Tong
Title: Director

PGM CAPITAL INC.

By:	/s/ Wang Jiping
Name: WANG Jiping
Title: Director

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

ANGEL INVESTOR HOLDCOS:

TIME TIDE INVESTMENT LIMITED

By:	/s/ Wen Xin
Name: WEN Xin Title: Director

ATOMIC POWER CAPITAL LTD.

By:	/s/ Tan Yongquan
Name: TAN Yongquan Title: Director

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES A INVESTORS: For and on behalf of GOBI FUND II, L.P.
By:	Gobi Partners, Inc.

By:	/s/ Kuo Huan Fu
Name: Kuo Huan Fu Title: Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES B INVESTORS: DCM V, L.P. DCM AFFILIATES FUND V, L.P.

By:	DCM Investment Management V, L.P. its General Partner
By:	DCM International V, Ltd. its General Partner

By:	/s/ Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES B INVESTORS: For and on behalf of GOBI FUND II, L.P.

By:	Gobi Partners, Inc.

By:	/s/ Kuo Huan Fu
Name: Kuo Huan Fu Title: Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES B INVESTORS: JAVIER PEREZ-TENESSA

By:	/s/ Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES C INVESTORS: SEQUOIA CAPITAL 2010 CV HOLDCO, LTD.

By:	/s/ Kok Wai Yee
Name: Kok Wai Yee Title: Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES C INVESTORS: RS Empowerment, Inc.

By:	/s/ Hiroshi Takasawa
Name: Hiroshi Takasawa Title: Representative Director

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES C INVESTORS: DCM V, L.P. DCM AFFILIATES FUND V, L.P.

By:	DCM Investment Management V, L.P. its General Partner
By:	DCM International V, Ltd. its General Partner

By:	/s/ Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES C INVESTORS: Highland VIII-LUX (2) S.a.r.l.

By:	/s/ Authorized Signatory
Name: Authorized Signatory Title: Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES D INVESTORS: ESTA INVESTMENTS PTE LTD

By:	/s/ Ang Peng Huat
Name: Ang Peng Huat Title: Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES D INVESTORS: DCM V, L.P. DCM AFFILIATES FUND V, L.P.

By:	DCM Investment Management V, L.P. its General Partner
By:	DCM International V, Ltd. its General Partner

By:	/s/ Authorized Signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SERIES D INVESTORS: DCM Hybrid RMB Fund, L.P.

By:	DCM Hybrid RMB Fund Investment Management, L.P. its General Partner
By:	DCM Hybrid RMB Fund International, Ltd. its General Partner

By:	/s/ Matthew C. Bonner
Matthew C. Bonner, an authorized signatory

SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT

(TUNIU CORPORATION)

SCHEDULE 1

ORDINARY SHAREHOLDERS

PART 1 MANAGEMENT SHAREHOLDERS

Name	Addresses and Fax No. for Notice

Management Shareholders:

YU Dunde	Address: - Fax: (86 25) 85267153 Email: yudunde@tuniu.com

YAN Haifeng	Address: Fax: (86 25) 85267153 Email: yanhaifeng@tuniu.com

PART 2 MANAGEMENT SHAREHOLDER HOLDCOS

Name	Addresses and Fax No. for Notice

Management Shareholder Holdcos:

Dragon Rabbit Capital Limited	Address: Fax: (86 25) 85267153 Email: yudunde@tuniu.com

Verne Capital Limited	Address: Fax: (86 25) 85267153 Email: yanhaifeng@tuniu.com

PART 3 ANGEL INVESTORS

Name	Addresses and Fax No. for Notice

Angel Investors:

WANG Tong	Address: Fax: (86 10) 5879 7180 Email: wangtong@xilele.com

WANG Jiping	Address: Fax: (86 25) 5188 7711 Email: jipingw@hotmail.com

WEN Xin	Address: Fax: (86 10) 5692 0069 Email: wenxin@gmail.com

TAN Yongquan	Address: Fax: (86 10) 6286 3767 Email: yongquan.tan@gmail.com

PART 4 ANGEL INVESTOR HOLDCOS

Name	Addresses and Fax No. for Notice

Angel Investor Holdcos:

Wang Bros Venture Capital Ltd.	Address: Fax: (86 10) 5879 7180 Email: wangtong@xilele.com

PGM Capital Inc.	Address: Fax: (86 25) 5188 7711 Email: jipingw@hotmail.com

Time Tide Investment Limited	Address: Fax: (86 10) 5692 0069 Email: wenxin@gmail.com

Atomic Power Capital Ltd.	Address: Fax: (86 10) 6286 3767 Email: yongquan.tan@gmail.com

EXHIBIT A

SCHEDULE OF INVESTORS

Part 1 Series A Investors

Name	Preference A Shares
Gobi Fund II, L.P. Building 7, Innovation Park, 399 Keyuan Road Shanghai 201203, China Attn: Thomas Tsao Wai Kit Lau Fax: (8621) 5292-9730 Email: tom@gobivc.com waikit@gobivc.com	13,506,748
TOTAL	13,506,748

Part 2 Series B Investors

Name	Preference B Shares
DCM V, L.P. Address: 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, U.S. Attn: Matthew C. Bonner Facsimile: (001) 650-854-9159 Email: mbonner@dcm.com	16,279,021
DCM AFFILIATES FUND V, L.P. Address: 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, U.S. Attn: Matthew C. Bonner Facsimile: (001) 650-854-9159 Email: mbonner@dcm.com	397,228
Javier Perez-Tenessa Address: 293-2 7 Fax: (86 25) 8467 6416 Email: yudunde@gmail.com	575,043
Gobi Fund II, L.P. Building 7, Innovation Park, 399 Keyuan Road Shanghai 201203, China Attn: Thomas Tsao Wai Kit Lau Fax: (8621) 5292-9730 Email: tom@gobivc.com waikit@gobivc.com	4,312,823
TOTAL	21,564,115

Part 3 Series C Investors

Name	Preference C Shares
Sequoia Capital 2010 CV Holdco, Ltd. Address: Suite 2215, Two Pacific Place, 88 Queensway, Hong Kong, PRC Attention: Wendy Kok Fax: 00852-2501 5249 E-mail: wkok@sequoiacap.com	14,323,364
DCM V, L.P. Address: 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, U.S. Attn: Matthew C. Bonner Facsimile: (001) 650-854-9159 Email: mbonner@dcm.com	2,796,438
DCM AFFILIATES FUND V, L.P. Address: 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, U.S. Attn: Matthew C. Bonner Facsimile: (001) 650-854-9159 Email: mbonner@dcm.com	68,235
RS Empowerment, Inc. Address: Shinagawa Seaside Rakuten Tower, 4-12-3, Higashishinagawa, Shinagawa-ku, Tokyo 140-0002 Japan Attn: Ode Akira Fax: +81-3-6717-1678 E-mail: hiroshi.takasawa@rakuten-sec.co.jp	5,729,346

Highland VIII—LUX (2) S.a.r.l. Address: c/o Capita Fiduciary Group, 12 Rue Guillaume Schneider, L-2522, Luxembourg Attn: Céline Pignon Fax: +352 44 17 53 Email: celine.pignon@capita.lu With a copy to Patrick Cammarata General Counsel Highland Capital Partners 92 Hayden Avenue Lexington, MA 02421 United States of America	2,864,673
TOTAL	25,782,056

Part 4 Series D Investors

Name	Preference D Shares
Esta Investments Pte Ltd Address: 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891 Attention: Eugene Huang Lincoln Yeh Fax: +65 6828 2212 E-mail: eugenehuang@temasek.com.sg; lincolnyeh@temasek.com.sg	18,142,893
DCM V, L.P. Address: 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, U.S. Attn: Matthew C. Bonner Facsimile: (001) 650-854-9159 Email: mbonner@dcm.com	1,297,765
DCM AFFILIATES FUND V, L.P. Address: 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, U.S. Attn: Matthew C. Bonner Facsimile: (001) 650-854-9159 Email: mbonner@dcm.com	31,666
DCM Hybrid RMB Fund, L.P. Address: 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, U.S. Attn: Matthew C. Bonner Facsimile: (001) 650-854-9159 Email: mbonner@dcm.com	2,299,148
TOTAL	21,771,472

EXHIBIT B

PFIC Exhibit

[Must be signed by an authorized representative of the Company]

(1)	This questionnaire applies to the taxable year of Tuniu Corporation (“Company”) beginning on January 1, [ ], and ending on December 31, [ ].

(2)	PLEASE CHECK HERE IF 75% OR MORE OF THE COMPANY’S GROSS INCOME CONSTITUTES PASSIVE INCOME.

Passive income: For purposes of this test, passive income includes:

•	Dividends, interests, royalties, rents and annuities, excluding, however, rents and royalties which are received from an unrelated party in connection with the active conduct of a trade or business.

•	Net gains from the sale or exchange of property—

•	which gives rise to dividends, interest, rents or annuities (excluding, however, property used in the conduct of a banking, finance or similar business, or in the conduct of an insurance business);

•	which is an interest in a trust, partnership, or REMIC; or

•	which does not give rise to income.

•	Net gains from transactions in commodities.

•	Net foreign currency gains.

•	Any income equivalent to interest.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the income received by such other corporation.

(3)	PLEASE CHECK HERE IF THE AVERAGE FAIR MARKET VALUE DURING THE TAXABLE YEAR OF PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE FAIR MARKET VALUE OF ALL OF THE COMPANY’S ASSETS.

Note: This test is applied on a gross basis; no liabilities are taken into account.

Passive Assets: For purposes of this test, “passive assets” are those assets which generate (or are reasonably expected to generate) passive income (as defined above). Assets which generate partly passive and partly non-passive income are considered passive assets to the extent of the relative proportion of passive income (compared to non-passive income) generated in a particular taxable year by such assets. Please note the following:

•	A trade or service receivable is non-passive if it results from sales or services provided in the ordinary course of business.

•	Intangible assets that produce identifiable items of income, such as patents or licenses, are characterized in terms of the type of income produced.

•	Goodwill and going concern value must be identified to a specific income producing activity and are characterized in accordance with the nature of that activity.

•	Cash and other assets easily convertible into cash are passive assets, even when used as working capital.

•	Stock and securities (including tax-exempt securities) are passive assets, unless held by a dealer as inventory.

Average value: For purposes of this test, “average fair market value” equals the average quarterly fair market value of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(4)	PLEASE CHECK HERE IF (A) MORE THAN 50% OF THE COMPANY’S STOCK (BY VOTING POWER OR BY VALUE) IS OWNED BY FIVE OR FEWER U.S. PERSONS OR ENTITIES AND (B) THE AVERAGE AGGREGATE ADJUSTED TAX BASES (AS DETERMINED UNDER U.S. TAX PRINCIPLES) DURING THE TAXABLE YEAR OF THE PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE AGGREGATE ADJUSTED TAX BASES OF ALL OF THE COMPANY’S ASSETS.

Average value: For purposes of this test, “average aggregate adjusted tax bases” equals the average quarterly aggregate adjusted tax bases of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(5)	[INVESTOR] HAS THE FOLLOWING PRO-RATA SHARE OF THE ORDINARY EARNINGS AND NET CAPITAL GAIN OF THE COMPANY AS DETERMINED UNDER U.S. INCOME TAX PRINCIPLES FOR THE TAXABLE YEAR OF THE COMPANY:

Ordinary Earnings:                     (as determined under U.S. income tax principles)

Net Capital Gain:                     (as determined under U.S income tax principles)

Pro Rata Share: For purposes of the foregoing, the shareholder’s pro rata share equals the amount that would have been distributed with respect to the shareholder’s stock if, on each day during the taxable year of the Company, the Company had distributed to each shareholder its pro rata share of that day’s ratable share (determined by allocating to each day of the year, an equal amount of the Company’s aggregate ordinary earnings and aggregate net capital gain for such year) of the Company’s ordinary earnings and net capital gain for such year. Determination of a shareholder’s pro rata share will require reference to the Company’s charter, certificate of incorporation, articles of association or other comparable governing document.

(6)	The amount of cash and fair market value of other property distributed or deemed distributed by Company to [Investor] during the taxable year specified in paragraph 1. is as follows:

Cash:

Fair Market Value of Property:

(7)	Company will permit [Investor] to inspect and copy Company’s permanent books of account, records, and such other documents as may be maintained by Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision thereto), are computed in accordance with U.S. income tax principles.